Exhibit 99.1

Sharon AI Announces Closing of US$1.6 Billion Strategic Financing

New York, USA, June, 29 2026 – SharonAI Holdings Inc. (NASDAQ:SHAZ) and its subsidiaries (“Sharon AI” or “the Company”), a leading Australian Neocloud, today announced the closing of its previously announced, oversubscribed US$1.6 billion private placement financing (the “Transaction”). The Transaction was comprised of i) a private placement of approximately US$900 million, split between 6,719,896 shares of the Company’s Class A Ordinary Common Stock and pre-funded warrants to purchase 6,374,823 shares of the Company’s Class A Ordinary Common Stock, and ii) a private placement of US$700 million aggregate principal amount of 4.75% Convertible Senior Notes due 2032 to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended.

The Transaction was anchored by Situational Awareness L.P. and funds managed by Oaktree Capital Management, L.P., along with new and existing institutional and strategic investors.

As previously stated, the Company intends to use the proceeds from the offering to support Sharon AI’s previously announced six-year strategic compute collaboration with NVIDIA, where the Company intends to deploy one of Australia’s largest AI Factories, including up to 40,000 Grace Blackwell GB300 GPUs, as well as broader expansion plans.

Goldman Sachs & Co. LLC acted as lead placement agent for this transaction. Lucid Capital Markets also acted as placement agent. Macquarie Capital served as financial advisor. Sheppard Mullin Richter & Hampton LLP served as legal counsel to Sharon AI in connection with the private placement.

Additional details regarding the Transaction will be disclosed in a Form 8-K to be filed by Sharon AI with the Securities and Exchange Commission (the “SEC”).

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it uses other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI) to disseminate information about the Company, and can be additional sources of information outside press releases, regulatory filings with the SEC and any other conference calls, webcasts, investor days, etc. that the company may hold.

About Sharon AI

Sharon AI, a leading Australian Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU/CPU Compute Infrastructure. Our AI Cloud platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts, and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Forward-looking statements in this release include specific statements regarding the intended use of proceeds. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;
●	Receipt and use of proceeds;
●	The deployment of assets and expansion of network procurement;
●	Sharon AI’s ability to engage with additional potential customers;
●	Expansion of Sharon AI’s data center footprint and capacity; and
●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC and other reports subsequently filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Contacts

Sharon AI Media Enquiries:

Ross Barrows – Head of Capital Strategy & Investor Relations

ross.barrows@sharonai.com

Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

-3-